Exhibit 10.55

ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, referred to herein as the “Agreement”, is made and entered into on August 5, 2002, but is effective June 30, 2002, by and between eMerge Interactive, Inc., a Delaware corporation, referred to herein as the “Seller” Eastern Livestock Co., L.L.C., referred to herein as the “Buyer” and Thomas P. Gibson, Individually, referred to herein as the “Guarantor”. Buyer, Seller, and Guarantor are referred to collectively herein as the “Parties”.

BACKGROUND

         A.     The Seller, among other businesses, is engaged in the business of buying cattle for immediate resale of cattle on a short-term basis (herein referred to as the “Eastern Rollover Business”).

         B.     The “Eastern Rollover Business” generates profits based on the difference in price between the purchase price and the selling price of the cattle, and generates profits by the buying and selling of cattle for others on a commission basis. It includes, without limitation, the activities known in the livestock industry as dealing, brokering, and trading.

         C.     On April 20, 2000, eMerge Interactive, Inc., and Eastern Livestock Co., Inc., a Kentucky Corporation, and Thomas P. Gibson, individually, and John S. Gibson, individually, entered into an Agreement for the Purchase and Sale of Assets (the “Purchase Agreement dated 04/20/00”). Pursuant to this Purchase Agreement dated 4/20/00 Seller purchased the assets of the Eastern Rollover Business from related entities of Buyer.

         D.     On October 16, 2001, but effective October 1, 2001,
Buyer and Seller entered into a Lease and Operating Agreement. Pursuant to this Lease and Operating Agreement, Buyer agreed to lease from and operate the Eastern Rollover Business for a term of one year ending September 30, 2002. Said consideration for the Lease and Operating Agreement included a division of the profits as well as an unsecured loan from Seller to Buyer in the amount of $3,200,000.00.

         E.     On February 28, 2002, Buyer and Seller entered into an Amendment to Lease and Operating Agreement. The Parties amended certain provisions of the Lease and Operating Agreement for purposes of Buyer’s line of credit with National City Bank of Kentucky.

         F.     Now, the Parties contemplate a transaction in which
Buyer acquires all of assets that were purchased by Seller pursuant to the Purchase Agreement as well as any other assets that relate to the Eastern Rollover Business, whether acquired before or after April, 2000, save and except the excluded assets set forth in Article 1.1 hereof (referred to herein as “Excluded Assets”).

         Now, therefore, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants, representations, warranties and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1
BASIC TRANSACTION

         1.1     Commitment to Sell and Assign. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer all of the assets, properties, interests, business, goodwill, claims and other rights of Seller (other than the “Excluded Assets”) relating to the Eastern Rollover Business, whether tangible or intangible, vested or unvested, contingent or otherwise, and wherever located, whether or not reflected on the books and records of Seller and whether or not described in this Agreement as such existed as of the date hereof, together with additional assets acquired from the date hereof to the Closing Date, including without limitation all right, title and interest of Seller in and to the specified assets, properties and rights set forth below (and referred to herein as the “Purchased Assets”):

(a)	All of those assets remaining in possession of Seller, except the Excluded Assets set forth in the last paragraph of this Article 1.1, that were purchased by Seller pursuant to the Purchase Agreement dated 04/2000;

(b)	All furniture, property, equipment, fixtures, leasehold improvements, tools, machinery, office equipment, plant and other tangible personal property related to or used in connection with the Eastern Rollover Business;

(c)	Seller’s interest in all personal property leases, equipment leases, rental agreements, sales and purchase orders, permits, license and maintenance agreements, third party product agreements, third party supply agreements and any and all other contracts or binding agreements related to the Eastern Rollover Business;

(d)	All Intellectual Property (as defined in Article 8(A)) related to the Eastern Rollover Business including, without limitation, the trade names and trademarks descriptive of and associated with “Eastern Livestock Co.”;

(e)	All goodwill associated with the Eastern Rollover Business; and

(f)	Any presence on the World Wide Web related to the Eastern Rollover Business.

Notwithstanding the foregoing, the Purchased Assets shall not include: (i) all cash and cash equivalents of Seller in the possession of Buyer related to the business activities of eMerge Interactive, Inc.; and (ii) all accounts receivable of Seller in the possession of Buyer related to the business activities of eMerge Interactive, Inc..

         1.2     Terms of Sale. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the Seller, the Buyer shall:

         A.     Pay to Seller the sum of Six-Hundred Thousand Dollars and No/100s ($600,000.00) in three (3) equal installments of Two-hundred thousand dollars ($200,000) each as follows:

i.	The first payment will be made 30 days from the Closing Date;

ii.	The second payment will be made on the first anniversary of the closing date; and

iii.	The third payment will be made on the second anniversary of the closing date.

         B.     Transfer Buyer’s One Million (1,000,000) shares of stock of eMerge Interactive, Inc., at closing by executing a Stock Power and/or such other documents necessary to effectuate transfer; and

         C.     Repay the Three Million Two Hundred Thousand Dollar ($3,200,000.00) Promissory Note dated 10/16/01 (see Exhibit A) by and between Buyer and Seller on the following terms:

i.	Three Million Two Hundred Thousand Dollars ($3,200,000.00) on or before September 30, 2002.

         1.3     Personal Guaranty. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the Seller, Thomas P. Gibson, Individually, hereby irrevocably and unconditionally guarantees to the Seller the full and prompt payment of all sums owed to Seller under Article 1.2 of this Agreement. This Guaranty shall run concurrently with the Guaranty given in favor of Seller by Thomas P. Gibson on October 16, 2001.

          1.4    Liabilities. Seller shall retain and Buyers
shall not assume any obligations or liabilities of Seller, other than with respect to the Purchased Assets. Specifically, Buyers shall not assume any obligations or liabilities whatsoever with respect to the line of credit between Seller and CIT Group, Inc.

         1.5     Release of Noncompetition, Termination of Employment.
Seller hereby rescinds, releases, waives and forever discharges Buyer, Thomas P. Gibson, and John S. Gibson from any and all covenants and agreements contained in Section 7, Section 8 or Section 9 of the Lease And Operating Agreement as well as from any and all covenants and agreements contained in Section 8 of the Employment Agreement and as most recently amended by the Second Amendment to the Employment Agreement dated October 16, 2001, and any other restrictions pertaining to the future employment or business endeavors of Buyer, Thomas P. Gibson or John S. Gibson.

         1.6     Termination of Lease And Operating Agreement and Amendment to Lease And Operating Agreement. Parties hereto agree that June 30, 2002 shall be the termination date of the Lease And Operating Agreement and amendment thereto (“Lease And Operating Agreement”). With respect to the termination of the Lease And Operating Agreement, Parties agree as follows:

         A.     June 30, 2002 shall be the relevant date for which the Buyer shall make its final “calculation of net profits/net loss” pursuant to Section 2(b) of the Lease And Operating Agreement.

         B.     Following June 30, 2002, Buyer shall continue to operate in accordance with the Lease And Operating Agreement as related to the transactions occurring on or before June 30, 2002.

         C.     As to the Account Receivables on the books of the Rollover Business of June 30, 2002, Buyer shall use commercially reasonable efforts to collect such receivables.

         D.     As to any expenses relative to the operation of the Rollover Business incurred on or before June 30, 2002, Buyer shall pay such expenses.

         E.     No later than September 1, 2002, Buyer shall provide in writing to Seller a final “calculation of net profits/net loss”.

         F.     No later than September 15, 2002, Parties shall make full and final settlement of any and all monies due from or to Buyer and Seller pursuant to the Lease And Operating Agreement.

ARTICLE 2
CLOSING

         2.1     Closing. Subject to the provisions and conditions of this Agreement, the Closing will take place at the office of Clayborne L. Nettleship, Attorney, 406 W. Wallace, San Saba, Texas 76877, on or before August 9, 2002, or on such other date as the Parties to this Agreement agree in writing (referred to herein as the “Closing Date”).

         2.2     Deliveries at Closing by Seller. Seller shall at the Closing Date execute and deliver to Buyers the following:

(a)	Such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request.

(b)	A certificate by the Secretary of State of Delaware that the Seller is existing and in good standing as a corporation;

(c)	Possession of the Purchased Asset;

(d)	Bill of Sale.

         2.3     Deliveries at Closing by Buyer. Buyer shall at the Closing Date execute and deliver to Seller the following:

(a)	A Stock Power on Buyer’s 1,000,000 shares of eMerge Stock, Inc.; and

(b)	and such other instruments of transfer, and assignment as the Sellers and its counsel may reasonably request in regard to the transfer of stock, and the personal guaranty.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller warrants and represents each of the statements set forth in this Article are true, correct, and complete and will be true, correct, and complete as of the Closing Date.

         3.1     Organization of Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         3.2     Authorization and Effect of Transaction. The Seller has the full power and authority to execute, deliver and fully perform its obligations under this Agreement.

         3.3     Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, loan, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition on any Security Interest (as defined in Article 8(B))upon any of its assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.4     Title to Purchased Assets. The Seller has good and marketable title to each of the Purchased Assets free and clear of any Security Interest or restriction on transfer.

         3.5     Bulk Sales. The Seller will have complied with any applicable bulk sales statutes at the time of closing.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYERS

         The Buyers warrant and represent to the Seller that each of the statements contained in this article are true and correct.

         4.1     Organization of Buyer. Eastern Livestock Co., LLC, is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky.

         4.2     Authorization and Effect of Transaction. The Buyer has the full power and authority to execute, deliver and fully perform it’s obligations under this Agreement.

         4.3     Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Buyer is subject or any provision of the operating agreement, charter or bylaws of any Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, loan, or other arrangement to which any Buyer is a party or by which any Buyer is bound or to which any of such Buyer’s assets is subject (or result in the imposition on any Security

Interest upon any of its assets). The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

ARTICLE 5
SURVIVAL AND INDEMNIFICATION

         5.1     Survival. All representations, covenants, warranties, indemnifications and obligations contained in this Agreement or in any certificate, document, or statement delivered pursuant to this Agreement shall survive for a period of twelve months following the Closing Date, and, in the event of a Party’s breach of this Agreement resulting in the termination of this Agreement, such representations, covenants, warranties, indemnifications, and obligations shall further survive the termination of this Agreement, shall continue in full force and effect for a period twelve months following such termination.

ARTICLE 6
TERMINATION OF AGREEMENT

         The Parties may terminate this Agreement as provided for below:

(a)	Buyer and Seller may terminate this Agreement by mutual written consent prior to the Closing Date.

(b)	Buyer may terminate this Agreement prior to Closing Date in the event that (i) Seller breaches or has breached any representation, warranty, or covenant contained in this Agreement or (ii) the Closing Date shall not have occurred thirty (30) days from the date of this Agreement.

(c)	Seller may terminate this Agreement prior to Closing Date in the event that (i) Buyer breaches or has breached any representation, warranty, or covenant contained in this Agreement or (ii) the Closing Date shall not have occurred thirty (30) days from the Date of this Agreement.

ARTICLE 7
MISCELLANEOUS

         A.     Entire Agreement. This Agreement (including the agreements referred to herein) constitutes the entire agreement with the Parties and supercedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         B.     Successions and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         C.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. All facsimile executions shall be treated as originals for all purposes.

         D.     Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         E.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         F.     Amendments. No amendments of any provision of this Agreement shall be valid unless reduced to writing and signed by both Buyers and Seller.

         G.     Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions.

ARTICLE 8
DEFINITIONS

         A.     “Intellectual Property” means all of the following only as it pertains to the Eastern Rollover Business: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names (whether or not registered), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections herewith, (d) all mask works and all applications, registrations, and renewals in connection herewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         B.     “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

BUYER: Eastern Livestock Co., L.L.C.
/s/ THOMAS P. GIBSON

Thomas P. Gibson (Manager)
Date signed by Buyer: August 5, 2002

GUARANTOR
/s/ THOMAS P. GIBSON

Thomas P. Gibson, Individually
Date signed by Guarantor: August 5, 2002

SELLER: EMERGE INTERACTIVE INC., a Delaware Corporation
By:	/s/ DAVID C. WARREN

Name:	David C. Warren
Title:	CEO
Date signed by Seller: August 5, 2002